Exhibit 99.(d)(1)(C)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

TWENTY-FIRST AMENDMENT TO Management Agreement

The attached amended and restated Schedule B to remove American Beacon Mid-Cap Value Fund and to change the names of American Beacon Frontier Markets Income Fund to American Beacon Developing World Income Fund, American Beacon Sound Point Floating Rate Income Fund to American Beacon FEAC Floating Rate Income Fund and American Beacon Tocqueville International Value Fund to the American Beacon EAM International Small Cap Fund is hereby incorporated into the Management Agreement dated April 4, 2016, as amended, by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation, and supersedes any prior Schedule B to the Agreement.

Dated: January 31, 2023

AMERICAN BEACON FUNDS		AMERICAN BEACON ADVISORS, INC.
AMERICAN BEACON SELECT FUNDS

By:	/s/ Jeffrey K. Ringdahl	By:	/s/ Jeffrey K. Ringdahl
	Jeffrey K. Ringdahl		Jeffrey K. Ringdahl
	President		President and Chief Executive Officer

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Fund	Effective Date	Fee Schedule	Grandfathered Fund
American Beacon AHL Managed Futures Strategy Fund	5/29/2016	Alternative Investments	Yes
American Beacon AHL TargetRisk Fund	12/31/2018	Traditional – Single Manager	n/a
American Beacon AHL TargetRisk Core Fund	12/1/2020	Traditional – Single Manager	n/a
American Beacon ARK Transformational Innovation Fund	1/27/2017	Traditional - Single Manager	n/a
American Beacon Balanced Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Bridgeway Large Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Value Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Developing World Income Fund	6/19/2018	Traditional - Single Manager	n/a
American Beacon Garcia Hamilton Quality Bond Fund	4/4/2016	Traditional - Single Manager	n/a
American Beacon International Equity Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Large Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon NIS Core Plus Bond Fund	9/10/2020	Traditional – Single Manager	n/a
American Beacon Shapiro Equity Opportunities Fund	9/12/2017	Traditional - Single Manager	n/a
American Beacon Shapiro SMID Cap Equity Fund	9/12/2017	Traditional - Single Manager	n/a
American Beacon SiM High Yield Opportunities Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Small Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon FEAC Floating Rate Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon SSI Alternative Income Fund	5/17/2019	Traditional – Single Manager	n/a
American Beacon Stephens Mid-Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon The London Company Income Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon EAM International Small Cap Fund	1/16/2019	Traditional - Single Manager	n/a
American Beacon TwentyFour Sustainable Short Term Bond Fund	2/05/2020	Traditional – Single Manager	n/a
American Beacon TwentyFour Strategic Income Fund	4/3/2017	Traditional - Single Manager	n/a
American Beacon Zebra Small Cap Equity Fund	5/29/2016	Traditional - Single Manager	n/a

Dated: January 31, 2023

B-1